                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant


Subsidiary                                        State of Domicile
----------                                        -----------------
Ameritrade (Inc.)                                 Nebraska
Accutrade, Inc.                                   Nebraska
Advanced Clearing, Inc.                           Nebraska
AmeriVest, Inc.                                   California
OnMoney Financial Services Corporation            Delaware
Freetrade.com, Inc.                               New York
Ameritrade Institutional Services, Inc.           Florida
Financial Passport, Inc.                          Delaware
PFN Financial, LLC                                Delaware
PFN Mortgage Services, LLC                        Delaware
PFN Mortgage Services, Inc.                       Delaware
PFN Insurance Agency, LLC                         Delaware
PFN Insurance Agency, Inc.                        Delaware
PFN Investment Management, LLC                    Delaware
Financial Passport Insurance Agency, Inc.         Virginia
PFN Consumer Credit, LLC                          Delaware


Each subsidiary does business under its actual name.